Exhibit 99.1

RESTAURANT BRANDS INTERNATIONAL ANNOUNCES SUCCESSFUL COMPLETION OF

TIM HORTONS AND BURGER KING TRANSACTION

Restaurant Brands International to Begin Trading on Monday, December 15, 2014

Oakville, Ontario – December 12, 2014 – Restaurant Brands International Inc. (TSX, NYSE: QSR) is pleased to announce the successful completion of the transaction with Tim Hortons Inc. (TSX, NYSE: THI) and Burger King Worldwide, Inc. (NYSE: BKW). The transaction creates Restaurant Brands International, a new global quick service restaurant leader operating two iconic, independent brands.

As previously announced, Daniel Schwartz, formerly Chief Executive Officer, Burger King Worldwide has been appointed to the role of Chief Executive Officer, Restaurant Brands International. Marc Caira, formerly Chief Executive Officer, Tim Hortons will serve as Vice-Chairman of the Board of Directors of Restaurant Brands International. Restaurant Brands International plans to announce the remaining leadership structure for the Company on Monday, December 15, 2014.

Effective as of the close of trading today, December 12, 2014, Tim Hortons common shares and Burger King Worldwide common stock will cease trading on the Toronto Stock Exchange and New York Stock Exchange. Restaurant Brands International common shares will begin trading on the Toronto Stock Exchange and New York Stock Exchange under the trading symbol QSR on Monday, December 15, 2014. Exchangeable units of Restaurant Brands International Limited Partnership, a subsidiary of Restaurant Brands International, will also commence trading on the Toronto Stock Exchange under the trading symbol QSP on Monday, December 15, 2014.

Restaurant Brands International owns a majority interest (by vote and value) of Restaurant Brands International Limited Partnership by virtue of its ownership of the common units and preferred units of the partnership. Indirect wholly-owned subsidiaries of Restaurant Brands International Limited Partnership acquired all of the common shares of Tim Hortons and common stock of Burger King Worldwide pursuant to the transaction.

About Restaurant Brands International

Restaurant Brands International is one of the world’s largest quick service restaurant companies with approximately $23 billion in system sales and over 18,000 restaurants in 100 countries. Restaurant Brands International owns two of the world’s most prominent and iconic quick service restaurant brands – TIM HORTONS® and BURGER KING®. These independently operated brands have been serving their respective guests, franchisees, and communities for over 50 years.

About Tim Hortons Inc.

Tim Hortons is one of the largest restaurant chains in North America and the largest in Canada. Operating in the quick service segment of the restaurant industry, Tim Hortons appeals to a broad range of consumer tastes, with a menu that includes premium coffee, hot and cold specialty drinks (including lattes, cappuccinos and espresso shots), specialty teas and fruit smoothies, fresh baked goods, grilled Panini and classic sandwiches, wraps, soups, prepared foods and other food products. As of September 28, 2014, Tim Hortons had 4,590 systemwide restaurants, including 3,665 in Canada, 869 in the United States and 56 in the Gulf Cooperation Council. More information about Tim Hortons is available at www.timhortons.com.

About Burger King Worldwide, Inc.

Founded in 1954, BURGER KING® is the second largest fast food hamburger chain in the world. The original HOME OF THE WHOPPER®, the BURGER KING® system operates in approximately 14,000 locations serving more than 11 million guests daily in 100 countries and territories worldwide. Approximately 100 percent of BURGER KING® restaurants are owned and operated by independent franchisees, many of them family-owned operations that have been in business for decades. To learn more about Burger King Worldwide, please visit Burger King Worldwide Inc.’s website at www.bk.com or follow us on Facebook and Twitter.

For more information:

Restaurant Brands International

Brunswick Group

Steve Lipin / Jayne Rosefield

(212) 333-3810

Tim Hortons Inc.

Media & Investors

Scott Bonikowsky

(905) 339-6186, bonikowsky_scott@timhortons.com

Burger King Worldwide, Inc.

Media

Miguel Piedra

(305) 378-7277, mediainquiries@whopper.com

Investors

Sami Siddiqui,

(305) 378-7696, investor@whopper.com

More information on the transaction can be found in the joint information statement/circular of Burger King Worldwide and Tim Hortons filed with the U.S. Securities and Exchange Commission and on Tim Hortons SEDAR profile on November 5, 2014. An early warning report with respect to the transaction will be filed electronically on Restaurant Brands International’s SEDAR profile, available at www.sedar.com.

Forward-Looking Statements

This press release includes forward-looking statements, which are often identified by the words “may,” “might,” “believes,” “thinks,” “anticipates,” “plans,” “expects,” “intends” or similar expressions and include statements regarding Restaurant Brand International’s estimated or anticipated future results or other non-historical facts that are forward-looking statements that reflect Restaurant Brands International’s current perspective of existing trends and information as of the date of this release. Other unknown or unpredictable factors could also have material adverse effects on future results, performance or achievements of Restaurant Brands International. These forward-looking statements may be affected by risks and uncertainties in the business of Restaurant Brands International and market conditions. This information is qualified in its entirety by cautionary statements and risk factor disclosure contained in filings made by Burger King Worldwide and Tim Hortons with the U.S. Securities and Exchange Commission, including Burger King Worldwide’s annual report on Form 10-K for the year ended

December 31, 2013 and Tim Hortons annual report on Form 10-K for the year ended December 29, 2013, as well as the registration statement on Form S-4 filed with the Securities and Exchange Commission by Restaurant Brands International and Restaurant Brands International Limited Partnership on September 16, 2014, and declared effective on November 5, 2014, as amended, as well as the Form 10-K, Form 10-Q and Form 8-K filings made in the future by Restaurant Brands International with the Securities and Exchange Commission and otherwise enumerated herein or therein. Restaurant Brands International wishes to caution readers that certain important factors may have affected and could in the future affect their actual results and could cause their actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of Restaurant Brands International. Restaurant Brands International assumes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof, whether as a result of new information, future developments or otherwise.